UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2018 (June 11, 2018)

IQVIA Holdings Inc.

(Exact name of registrant as specified in charter)

Delaware	001-35907	27-1341991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

83 Wooster Heights Road, Danbury, Connecticut 06810

and

4820 Emperor Blvd., Durham, North Carolina 27703

(Address of principal executive offices and Zip Code)

(919) 998-2000 and (203) 448-4600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 11, 2018, IQVIA Inc., a wholly-owned subsidiary of IQVIA Holdings Inc., entered into Amendment No. 4 (the “Amendment”) to its Fourth Amended and Restated Credit Agreement, among IQVIA Inc., IQVIA Holdings Inc., IQVIA AG, IQVIA Solutions Japan K.K., the other guarantors party thereto, Bank of America, N.A. as administrative agent and as collateral agent, the Lenders (as defined therein) party thereto, the Incremental Term B-3 Dollar Lenders (as defined therein) and the Incremental Term B-2 Euro Lenders (as defined therein). Pursuant to the Amendment, the parties (a) amended the terms of the existing term A loans to (i) extend the maturity of the term A loans from 2021 to 2023, (ii) reduce the interest rate applicable to the term A loans and (iii) revise the amortization schedule of the term A loans, (b) amended the terms of the existing revolving credit facility to (i) extend the maturity of the revolving credit facility from 2021 to 2023 and (ii) reduce the interest rate applicable to the loans under the revolving credit facility and (c) placed additional term B loans in an aggregate principal amount equal to the dollar equivalent of $1.65 billion. The additional term B loans will mature in 2025. The proceeds of the additional term B loans were used to refinance all of the existing loans under the revolving credit facility, refinance $650 million of existing term B loans and to pay fees and expenses in connection with the transactions. The amendments with respect to the revolving credit facility and the term A loans are expected to become effective on June 13, 2018, subject to customary closing conditions.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 4, dated June 11, 2018, to Fourth Amended and Restated Credit Agreement, dated October 3, 2016 (and filed with the Securities and Exchange Commission as Annex B to Exhibit 10.9 on Form 8-K dated October 3, 2016), among IQVIA Inc., IQVIA Holdings Inc., IQVIA AG, IQVIA Solutions Japan K.K., the other guarantors party thereto, Bank of America, N.A. as administrative agent and as collateral agent, the Lenders party thereto, the Incremental Term B-3 Dollar Lenders and the Incremental Term B-2 Euro Lenders.

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IQVIA Holdings Inc.

By:	/s/ Michael McDonnell
Name:	Michael McDonnell
Title:	Executive Vice President & Chief Financial Officer

Date: June 12, 2018